Redacted - Fees have been excluded because they are both (1) not material and (2) would likely cause competitive harm to the Registrant if publicly disclosed.

FORM OF AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND SERVICING AGREEMENT

    THIS AMENDMENT dated as of [] (the “Effective Date”), to the Fund Servicing Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties have previously entered into an Amended and Restated Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Administration Agreement”), a Fund Accounting Agreement, dated June 8, 2006, as amended (the “Accounting Agreement”), and a Transfer Agent Servicing Agreement, dated June 8, 2006, as amended (the “Transfer Agent Agreement”);

    WHEREAS, the parties desire to amend the Agreement to update the fee schedule and the following fund names for Scharf Investments, LLC to reflect their conversion into exchange traded funds; and
•Scharf ETF (formerly, Scharf Fund)
•Scharf Global Opportunity ETF (formerly, Scharf Global Opportunity Fund)

WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, the Exhibit for Scharf Investments, LLC attached hereto is added to the Agreement.
2.As of the Effective Date, Exhibit CC to the Administration Agreement is hereby superseded by the Exhibit for Scharf Investments, LLC attached hereto.
3.As of the Effective Date, Exhibit CC to the Accounting Agreement is hereby superseded by the Exhibit for Scharf Investments, LLC attached hereto.
4.As of the Effective Date, Exhibit BB to the Transfer Agent Agreement is hereby superseded by the Exhibit for Scharf Investments, LLC attached hereto.
5.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISORS SERIES TRUST        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________        By: ______________________________
Name: ___________________________        Name: ___________________________
Title: ____________________________         Title: ____________________________
Date: ____________________________        Date: ____________________________

ADVISORS SERIES TRUST
Servicing Agreement
Exhibit for Scharf Investments, LLC

Name of ETF Series and Applicable Fees
Scharf ETF
Scharf Global Opportunity ETF

ADVISORS SERIES TRUST
Servicing Agreement
Exhibit for Scharf Investments, LLC (Continued)

Name of Mutual Fund Series and Applicable Fees
Scharf Multi-Asset Opportunity Fund
Scharf Alpha Opportunity Fund

SIGNATURE PAGE FOLLOWS

Adviser’s Signature below acknowledges approval of the fee schedules on this Exhibit for Scharf Investments, LLC.

Scharf Investments, LLC

By:_____________________________
Name: ________________________
Title: ________________________
Date:________________________

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